Exhibit 99.1
THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. If you are in any doubt as to the action to be taken, you should immediately consult your broker, bank manager, lawyer, accountant, investment advisor or other professional.
      This document relates to an exchange offer (the “Exchange Offer”) made by HSBC Holdings plc (“HSBC” or the “Company”). The Exchange Offer is described in the Prospectus dated ●, 2005 (the “Prospectus”) and in this Letter of Transmittal (this “Letter of Transmittal”). All terms and conditions contained in the Prospectus are deemed to be incorporated in and form a part of this Letter of Transmittal, unless otherwise defined herein. Therefore, you are urged to read the Prospectus carefully. The terms and conditions contained in the Prospectus, together with the terms and conditions governing this Letter of Transmittal and the instructions herein, are collectively referred to below as the “Terms and Conditions.”
LETTER OF TRANSMITTAL
relating to
Offer by HSBC Holdings plc (“HSBC”)
to exchange
7.35% Subordinated Notes due 2032 of HSBC, CUSIP No. 404280AE9
which have been registered under the Securities Act of 1933, as amended
(the “New 7.35% Notes”)
for any and all Outstanding
7.35% Subordinated Notes due 2032 of HSBC, CUSIP Nos. 404280AC3 and G4634UAU6
(the “Old 7.35% Notes”)
and
to exchange
7.625% Subordinated Notes due 2032 of HSBC, CUSIP No. 404280AF6
which have been registered under the Securities Act of 1933, as amended
(the “New 7.625% Notes” and, together with the New 7.35% Notes, the “New Notes”)
for any and all Outstanding
7.625% Subordinated Notes due 2032 of HSBC, CUSIP Nos. 404280AD1 and G4634UAV1
(the “Old 7.625% Notes” and, together with the Old 7.35% Notes, the “Old Notes”)
pursuant to the terms of the
Prospectus, dated ●, 2005

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON        ●       , 2005, UNLESS EXTENDED OR EARLIER TERMINATED IN ACCORDANCE WITH THE PROSPECTUS (AS IT MAY BE EXTENDED OR EARLIER TERMINATED, THE “EXPIRATION DATE”). TENDERS OF OLD NOTES MAY BE WITHDRAWN ANYTIME PRIOR TO EXPIRATION DATE.
To participate in this Exchange Offer, the tendering holder must represent to us that (i) the New Notes to be received by it will be acquired in the ordinary course of its business; (ii) at the time of the Exchange Offer, it has no arrangement with any person to participate in the distribution (within the meaning of the Securities Act) of the New Notes; (iii) it has not engaged in, and does not intend to engage in, the distribution of the New Notes; and (iv) unless it is our affiliate, it is not a broker-dealer that acquired Old Notes for its own account as a result of market-making or other trading activities.

      Each holder of Old Notes wishing to accept the Exchange Offer, except holders of Old Notes executing their tenders through the Automated Tender Offer Program (“ATOP”) procedures of The Depository Trust Company (“DTC”), should complete, sign and submit this Letter of Transmittal to the Exchange Agent, HSBC Bank USA, National Association (the “Exchange Agent”), on or prior to the Expiration Date.
The Exchange Agent for the exchange offer is:
HSBC Bank USA,
National Association
By Mail, Hand or Overnight Delivery:
Corporate Trust & Loan Agency—Client Services
2 Hanson Place
14th Floor
Brooklyn, NY 11217-1409
Attn: Paulette Shaw
By Facsimile Transmission: (718) 488-4488
(For Eligible Institutions only)
Confirm facsimile by telephone only: (718) 488-4475
      Delivery of this Letter of Transmittal to an address, or transmission hereof via a facsimile number, other than as set forth above or in accordance with the instructions herein, will not constitute valid delivery. The instructions accompanying this Letter of Transmittal should be read carefully before this Letter of Transmittal is completed.
      This Letter of Transmittal may be used to accept the Exchange Offer, if Old Notes are to be tendered by effecting a book-entry transfer into the Exchange Agent’s account at DTC and instructions are not being transmitted through DTC’s ATOP procedures. Unless you intend to tender Old Notes through ATOP, you should complete, execute and deliver this Letter of Transmittal, along with the certificates for the Old Notes specified herein, to indicate the action you desire to take with respect to the Exchange Offer.
      Holders of Old Notes tendering by book-entry transfer to the Exchange Agent’s account at DTC may execute the tender through ATOP, for which the Exchange Offer is eligible. Financial institutions that are DTC participants may execute tenders through ATOP by transmitting acceptance of the Exchange Offer to DTC on or prior to the Expiration Date. DTC will verify such acceptance, execute a book-entry transfer of the tendered Old Notes into the account of the Exchange Agent at DTC and send to the Exchange Agent a “book-entry confirmation,” which shall include an agent’s message. An “agent’s message” is a message, transmitted by DTC to and received by the Exchange Agent and forming part of a book-entry confirmation, which states that DTC has received an express acknowledgement from a DTC participant tendering Old Notes that the participant has received and agrees to be bound by the terms of the Letter of Transmittal as an undersigned thereof and that HSBC may enforce such agreement against the participant. Delivery of the agent’s message by DTC will satisfy the terms of the Exchange Offer as to execution and delivery of a Letter of Transmittal by the DTC participant identified in the agent’s message. Accordingly, eligible holders who tender their Old Notes through DTC’s ATOP procedures shall be bound by, but need not complete, this Letter of Transmittal.
      Subject to the Terms and Conditions and applicable law, in exchange for $1,000 principal amount of Old 7.35% Notes accepted for tender, HSBC will issue $1,000 principal amount of 7.35% Subordinated Notes due 2032 of HSBC Holdings plc (the “New 7.35% Notes”) and in exchange for $1,000 principal amount of Old 7.625% Notes accepted for tender, HSBC will issue $1,000 principal amount of 7.625% Subordinated Notes due 2032 of HSBC Holdings plc (the “New 7.625% Notes,” together with the New 7.35% Notes, the “New Notes”). Outstanding Old Notes may be exchanged only in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. New Notes will be issued only in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.
      New Notes will be issued by deposit in book-entry form with the Exchange Agent to tendering holders. Accordingly, holders who anticipate tendering other than through DTC are urged to contact promptly a bank, broker or other intermediary (that has the capability to hold cash and securities custodially through DTC) to arrange for receipt, on such holder’s behalf, of any New Notes to be delivered pursuant to the Exchange Offer and to obtain the information necessary to provide the required DTC participant and account information in this Letter of Transmittal.
      The New Notes of a series will be issued in exchange for Old Notes of such series in the Exchange Offer, if consummated, on the third business day following the Expiration Date or as soon as practicable thereafter (the “Exchange Date”).
      The Exchange Agent will act as agent for the tendering holders of Old Notes for the purpose of receiving New Notes (in book-entry form) from HSBC, and delivering the New Notes (in book-entry form) to or at the direction of those holders. The Exchange Agent will make this delivery on the Exchange Date or as soon thereafter as practicable.

TENDER OF OLD NOTES
       To effect a valid tender of Old Notes through the completion, execution and delivery of a Letter of Transmittal, the undersigned must complete the tables below entitled “Description of Old Notes Tendered” and sign the Letter of Transmittal where indicated.
      New Notes will be delivered only in book-entry form through DTC and only to the DTC account of the undersigned or the undersigned’s custodian, as specified in the table below, on the Exchange Date or as soon as practicable thereafter. Failure to provide the information necessary to effect delivery of New Notes will render such holder’s tender defective and HSBC will have the right, which it may waive, to reject such tender without notice.

DESCRIPTION OF OLD NOTES TENDERED
(see Instructions 2 and 3)
NOTE: SIGNATURES MUST BE PROVIDED BELOW.
PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

Name of DTC Participant and
Participant’s Account Number in which
Series of Old Notes	Old Notes are held and the corresponding	Aggregate Principal Amount of
Being Tendered	New Notes are to be delivered.	Old Notes*

7.35% Notes due 2032

(CUSIP: 404280AC3 and G4634UAU6)

7.625% Notes due 2032

(CUSIP: 404280AD1 and G4634UAV1)

* The principal amount of Old Notes tendered hereby must be in denominations of U.S. $1,000 and integral multiples of U.S. $1,000. See Instruction 3.

Note: Signatures must be provided below
Please read the accompanying Instructions carefully.
Ladies and Gentlemen:
      The undersigned hereby tenders to HSBC the aggregate principal amount of Old Notes indicated in the table above entitled “Description of Old Notes Tendered.”
      If the undersigned is not the Registered Holder (as defined below, see Instruction 4), or such holder’s legal representative or attorney-in-fact, in order to validly tender its Old Notes, the undersigned must obtain a properly completed irrevocable proxy that authorizes the undersigned (or the undersigned’s legal representative or attorney-in-fact) to tender such Old Notes on behalf of the holder thereof, and such proxy must be delivered with this Letter of Transmittal.
      HSBC’s obligation to complete the exchange offer with respect to Old Notes of a series is conditioned on certain customary conditions, although HSBC may waive in its discretion any such condition with respect to the exchange offer. If the exchange offer is consummated, New Notes will be issued under the indenture, as supplemented, (the “HSBC Indenture”) with The Bank of New York as trustee (the “Trustee”).
      The undersigned understands that Old Notes validly tendered and not withdrawn (or defectively tendered Old Notes with respect to which HSBC has, or has caused to be, waived such defect) will be deemed to have been accepted by HSBC if, as and when HSBC gives oral or written notice thereof to the Exchange Agent. The undersigned understands that subject to the Terms and Conditions, Old Notes accepted by HSBC in accordance with such Terms and Conditions will be exchanged for New Notes. The undersigned understands that, under certain circumstances, HSBC may not be required to accept any of the Old Notes tendered. If any Old Notes are not accepted for exchange for any reason (or if Old Notes are validly withdrawn), such unexchanged (or validly withdrawn) Old Notes will be returned without expense to the undersigned’s account at DTC or such other account as designated herein pursuant to the book-entry transfer procedures described in the Prospectus as promptly as practicable after the expiration or termination of the Exchange Offer.
      Following the Expiration Date, and subject to, and effective upon, HSBC’s acceptance of the Old Notes tendered hereby, upon the Terms and Conditions, the undersigned hereby:

(1)	irrevocably sells, assigns and transfers to or upon the order of HSBC or its nominees, all right, title and interest in and to, and any and all claims in respect of or arising or having arisen as a result of the undersigned’s status as a holder of, all Old Notes tendered hereby, such that thereafter it shall have no contractual or other rights or claims in law or equity against HSBC or any fiduciary, trustee, fiscal agent or other person connected with the Old Notes arising under, from or in connection with such Old Notes;

(2)	waives any and all rights with respect to the Old Notes tendered hereby (including, without limitation, any existing or past defaults and their consequences in respect of such Old Notes); and

(3)	releases and discharges HSBC and the trustee under the Indenture from any and all claims the undersigned may have, now or in the future, arising out of or related to the Old Notes tendered hereby, including, without limitation, any claims that the undersigned is entitled to receive additional principal or interest payments with respect to the Old Notes tendered hereby (other than as expressly provided in the Prospectus and in this Letter of Transmittal) or to participate in any redemption or defeasance of the Old Notes tendered hereby.
      The undersigned understands that tenders of Old Notes pursuant to any of the procedures described in the Prospectus and in the instructions in this Letter of Transmittal and acceptance of such Old Notes by HSBC will, following the Expiration Date, constitute a binding agreement between the undersigned and HSBC upon the Terms and Conditions.
      The tendering Holder also acknowledges that this Exchange Offer is being made in reliance on an interpretation by the staff of the Securities and Exchange Commission (the “Commission”) as set forth in several no-action letters issued to third parties, and subject to the immediately following sentence, that the New Notes issued in exchange for the Old Notes pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by any person receiving such New Notes in the United States, whether or not such person is the holder (other than (i) any such holder or other such person that is an “affiliate” of the Company within the meaning of Rule 405 under the Securities Act or (ii) that purchased the Old Notes directly from the Company for resale pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act) without compliance with the registration and prospectus delivery provision of the Securities Act (except in the case of broker-dealers, as set forth below); provided, that such New Notes are acquired in the ordinary course of business of the holder or such person and neither the holder nor such other person has an arrangement or understanding with any person to participate in the distribution of such New Notes.
      The tendering holder represents that (i) the New Notes to be received by it will be acquired in the ordinary course of its business; (ii) at the time of the Exchange Offer, it has no arrangement with any person to participate in the distribution (within the meaning of the Securities Act) of the New Notes; (iii) it has not engaged in, and does not intend to engage in, the distribution of the New Notes; and (iv) unless it is our affiliate, it is not a broker-dealer that acquired Old Notes for its own account as a result of market-making or other trading activities.
      In addition, if the tendering holder is not a broker-dealer, the tendering holder represents that it is not engaged in, and does not intend to engage in, a distribution of New Notes. If the tendering holder is a broker-dealer that will receive New Notes for its own account in exchange for Old Notes, it represents that the Old Notes to be exchanged for the New Notes were acquired by it as a result of market-making activities or other trading activities and acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes pursuant to the Exchange Offer; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.
      All authority conferred or agreed to be conferred by this Letter of Transmittal shall not be affected by, and shall survive, the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned.
      The undersigned hereby represents, warrants and agrees that:

(1)	it has received and reviewed the Prospectus and this Letter of Transmittal;

(2)	it is the Beneficial Owner (as defined below) of, or a duly authorized representative of one or more such Beneficial Owners of, the Old Notes tendered hereby and it has full power and authority to execute this Letter of Transmittal;

(3)	the Old Notes being tendered hereby were owned as of the date of tender, free and clear of any liens, charges, claims, encumbrances, interests and restrictions of any kind, and acknowledges that HSBC will acquire good, indefeasible and unencumbered title to such Old Notes, free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind, when the same are accepted by HSBC;

(4)	it will not sell, pledge, hypothecate or otherwise encumber or transfer any Old Notes tendered hereby from the date of this Letter of Transmittal and agrees that any purported sale, pledge, hypothecation or other encumbrance or transfer will be void and of no effect;

(5)	it acknowledges that (a) none of HSBC, the Exchange Agent, or any person acting on behalf of any of the foregoing has made any statement, representation or warranty, express or implied, to it with respect to HSBC or the offer or sale of any New Notes, other than the information included in the Prospectus (as amended or supplemented to the Expiration Date), and (b) any information it desires concerning HSBC and the New Notes or any other matter relevant to its decision to exchange for the New Notes (including a copy of the Prospectus) is or has been made available to it;

(6)	it (or the account for which it is acting) is able to act on its own behalf for itself in the transactions contemplated by the Prospectus;

(7)	the execution and delivery of this Letter of Transmittal shall constitute an undertaking to execute any further documents and give any further assurances that may be required in connection with the Exchange Offer and the transactions contemplated thereby, in each case on and subject to the Terms and Conditions;

(8)	the submission of this Letter of Transmittal to the Exchange Agent shall, subject to the undersigned’s ability to withdraw its tender prior to the Expiration Date, and subject to the Terms and Conditions generally, constitute the irrevocable appointment of the Exchange Agent as its attorney and agent, and an irrevocable instruction to such attorney and agent to complete and execute all or any form(s) of transfer and other document(s) at the discretion of such attorney and agent in relation to the Old Notes tendered hereby in favor of HSBC or such other person or persons as they may direct and to deliver such form(s) of transfer and other document(s) in the attorney’s and/or agent’s discretion and the certificate(s) and other document(s) of title relating to such Old Notes’ registration and to execute all such other documents and to do all such other acts and things as may be in the opinion of such attorney or agent necessary or expedient for the purpose of, or in connection with, the acceptance of the Exchange Offer, and to vest in HSBC or its nominees such Old Notes;

(9)	that the terms and conditions of the Exchange Offer contained in the Prospectus shall be deemed to be incorporated in, and form part of, this Letter of Transmittal which shall be read and construed accordingly; and

(10)	it understands that HSBC, the Exchange Agent and others will rely upon the truth and accuracy of the foregoing acknowledgements, representations and agreements and agrees that if any of the acknowledgements, representations and agreements made by it by its submission of this Letter of Transmittal or its agreement to the terms of this Letter of Transmittal pursuant to an agent’s message, are, at any time prior to the consummation of the Exchange Offer, no longer accurate, it shall promptly notify HSBC; if the undersigned is acquiring New Notes as a fiduciary or agent for one or more investor accounts, it represents that it has sole investment discretion with respect to each such account and it has full power to make the foregoing acknowledgements, representations and agreements on behalf of such account.
      The representations and warranties and agreements of an eligible holder tendering Old Notes shall be deemed to be repeated and reconfirmed on and as of the Expiration Date and the Exchange Date. For purposes of this Letter of Transmittal, the “Beneficial Owner” of any Old Notes shall mean any eligible holder that exercises sole investment discretion with respect to such Old Notes.
      HSBC also reserves the right, in its sole discretion, to provide a subsequent offering period of between three and twenty business days for the Exchange Offer. If a subsequent offering period is provided, all Old Notes validly tendered and not withdrawn prior to the expiration date of the initial offering period will be accepted and exchanged for New Notes and HSBC will make a public announcement of the subsequent offering period no later than 9:00 a.m., New York City time, on the next business day after the Expiration Date of the initial offering period. HSBC has no other obligation to publish, advertise or otherwise communicate any information about any extension, amendment or termination of the Exchange Offer. Unless otherwise provided in the announcement of the subsequent offering period, all Old Notes validly tendered during the subsequent offering period will be promptly accepted and exchanged for the New Notes as they are tendered. Unless otherwise provided in the announcement of the subsequent offering period, holders of Old Notes will not have the right to withdraw notes tendered during the subsequent offering period.
      If the exchange offer is amended in a manner determined by HSBC to constitute a material change, HSBC will promptly disclose that amendment to holders of Old Notes and HSBC will extend the exchange offer to a date five to ten business days after disclosing the amendment, depending upon the significance of the amendment and the manner of disclosure to the holders, if the exchange offer would otherwise have expired during that five to ten business day period.

      Without limiting the manner in which HSBC may choose to make a public announcement of any delay, extension, amendment or termination of the exchange offer, HSBC will have no obligation to publish, advertise or otherwise communicate that public announcement other than by making a timely release to any appropriate news agency, including the Dow Jones News Service.
      If the “Special Return Instructions” box (found below) is completed, please credit the DTC account for any book-entry transfers of Old Notes not accepted for exchange into the account so indicated.
      The undersigned recognizes that HSBC has no obligation under the “Special Return Instructions” provision of this Letter of Transmittal to effect the transfer of any Old Notes from the holder(s) of Old Notes thereof if HSBC does not accept any of the principal amount of the Old Notes tendered pursuant to this Letter of Transmittal.

SPECIAL RETURN INSTRUCTIONS
(See Instructions 2 and 5)
      To be completed ONLY if Old Notes in the principal amount not accepted by HSBC are to be returned in the name of someone other than the person or persons whose signature(s) appear(s) within this Letter of Transmittal and/or sent to a DTC participant account different from that indicated in the table entitled “Description of Old Notes Tendered.”
Please issue Old Notes not accepted, to:
Name of DTC Participant:

DTC Participant Account Number:

Contact at DTC Participant:

SIGN HERE
(TO BE COMPLETED BY ALL TENDERING HOLDERS OF OLD NOTES)
      By completing, executing and delivering this Letter of Transmittal, the undersigned hereby tenders to HSBC the principal amount of the Old Notes listed in the table on page 5 labeled “Description of Old Notes Tendered.”

Signature of Registered Holder(s) or Authorized Signatory (see guarantee requirement below)	Date

Signature of Registered Holder(s) or Authorized Signatory (see guarantee requirement below)	Date

Signature of Registered Holder(s) or Authorized Signatory (see guarantee requirement below)	Date
Area Code and Telephone Number:

     This Letter of Transmittal must be signed by the Registered Holder(s) exactly as the name(s) appear(s) on a securities position listing of DTC or by any person(s) authorized to become the Registered Holder(s) by endorsements and documents transmitted herewith. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person, acting in a fiduciary or representative capacity, please set forth at the line entitled “Capacity (full title)” and submit evidence satisfactory to the Exchange Agent and HSBC of such person’s authority to so act. See Instruction 4.
Name(s):

(Please Type or Print)
Capacity (full title):

Address:

(Including Zip Code)
MEDALLION SIGNATURE GUARANTEE
(If required—See Instruction 4)
Signature(s) Guaranteed by
an Eligible Institution:

(Authorized Signature)

(Title)

(Name of Firm)

(Address)
Dated: ______________________________ , 2005

INSTRUCTIONS FORMING PART OF THE TERMS AND CONDITIONS
OF THE EXCHANGE OFFER
      1. Delivery of Letter of Transmittal. This Letter of Transmittal is to be completed by tendering holders of Old Notes if tender of such Old Notes is to be made by book-entry transfer to the Exchange Agent’s account at DTC and instructions are not being transmitted through ATOP. Eligible holders who tender their Old Notes through DTC’s ATOP procedures shall be bound by, but need not complete, this Letter of Transmittal; thus, a Letter of Transmittal need not accompany tenders effected through ATOP.
      A confirmation of a book-entry transfer into the Exchange Agent’s account at DTC of all Old Notes delivered electronically, as well as a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) or properly transmitted agent’s message, and any other documents required by this Letter of Transmittal, must be received by the Exchange Agent at its address set forth herein on or prior to the Expiration Date.
      Any financial institution that is a participant in DTC may electronically transmit its acceptance of the Exchange Offer by causing DTC to transfer Old Notes to the Exchange Agent in accordance with DTC’s ATOP procedures for such transfer on or prior to the Expiration Date. The Exchange Agent will make available its general participant account at DTC for the Old Notes for purposes of the Exchange Offer.
      Delivery of a Letter of Transmittal to DTC will not constitute valid delivery to the Exchange Agent. No Letter of Transmittal should be sent to HSBC or DTC.
      The method of delivery of this Letter of Transmittal and all other required documents, including delivery through DTC and any acceptance or agent’s message delivered through ATOP, is at the option and risk of the tendering holder. If delivery is by mail, registered mail with return receipt requested and properly insured is recommended. Instead of delivery by mail, it is recommended that the holder use an overnight or hand-delivery service. In all cases, sufficient time should be allowed to ensure timely delivery.
      Neither HSBC nor the Exchange Agent is under any obligation to notify any tendering holder of Old Notes of HSBC’s acceptance of tendered Old Notes prior to the Expiration Date.
      2. Delivery of the New Notes. New Notes will be delivered only in book-entry form through DTC and only to the DTC account of the tendering holder or the tendering holder’s custodian. Accordingly, the appropriate DTC participant name and account number (along with any other required account information) needed to permit such delivery must be provided in the table on page 4 hereof entitled “Description of the Old Notes Tendered.” Failure to do so will render a tender of Old Notes defective, and HSBC will have the right, which it may waive, to reject such tender without notice. Eligible holders who anticipate tendering by a method other than through DTC are urged to promptly contact a bank, broker or other intermediary (that has the facility to hold securities custodially through DTC) to arrange for receipt of any New Notes delivered pursuant to the Exchange Offer and to obtain the information necessary to complete the table.
      3. Amount of Tenders. Tenders of Old Notes will be accepted only in denominations of U.S. $1,000 and integral multiples of U.S. $1,000 in excess thereof. Book-entry transfers to the Exchange Agent should be made in the exact principal amount of Old Notes tendered.
      4. Signatures on Letter of Transmittal; Instruments of Transfer; Guarantee of Signatures. For purposes of this Letter of Transmittal, the term “Registered Holder” means an owner of record as well as any DTC participant that has Old Notes credited to its DTC account. Except as otherwise provided below, all signatures on this Letter of Transmittal must be guaranteed by a recognized participant in the Securities Transfer Agents Medallion Program, the NYSE Medallion Signature Program or the Stock Exchange Medallion Program (each, a “Medallion Signature Guarantor”). Signatures on the Letter of Transmittal need not be guaranteed if:

•	the Letter of Transmittal is signed by a participant in DTC whose name appears on a security position listing as the owner of the Old Notes and the holder(s) has not completed the box entitled “Special Return Instructions” on the Letter of Transmittal; or

•	the Old Notes are tendered for the account of an “eligible institution.”

      An “eligible institution” is one of the following firms or other entities identified in Rule l7Ad-15 under the Securities Exchange Act of 1934 (as the terms are defined in Rule 17Ad-15):

(a)	a bank;

(b)	a broker, dealer, municipal securities dealer, municipal securities broker, government securities dealer or government securities broker;

(c)	a credit union;

(d)	a national securities exchange, registered securities association or clearing agency; or

(e)	a savings institution that is a participant in a Securities Transfer Association recognized program.
      If any of the Old Notes tendered are held by two or more Registered Holders, all of the Registered Holders must sign the Letter of Transmittal.
      HSBC will not accept any alternative, conditional, irregular or contingent tenders. By executing the Letter of Transmittal (or facsimile thereof) or directing DTC to transmit an agent’s message, you waive any right to receive any notice of the acceptance of your Old Notes for exchange.
      If this Letter of Transmittal or instruments of transfer are signed by trustees, executors, administrators, guardians or attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and, unless waived by HSBC, evidence satisfactory to HSBC of their authority to so act must be submitted with this Letter of Transmittal.
      Beneficial Owners whose tendered Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee must contact such broker, dealer, commercial bank, trust company or other nominee if they desire to tender such Old Notes.
      5. Special Return Instructions. All Old Notes tendered hereby and not accepted for exchange will be returned to the undersigned according to the information provided in the table entitled “Description of the Old Notes Tendered” or, if completed, according to the “Special Return Instructions” box in this Letter of Transmittal.
      6. Transfer Taxes. HSBC will pay all transfer taxes, if any, applicable to the transfer and sale of Old Notes to HSBC in the exchange offer. If transfer taxes are imposed for any reason other than the transfer and sale of the Old Notes to HSBC, the amount of those transfer taxes, whether imposed on the registered holders or any other persons, will be payable by the tendering holder. Transfer taxes that will not be paid by HSBC include taxes, if any, imposed:

•	if New Notes in book-entry form are to be registered in the name of any person other than the person signing the letter of transmittal, or

•	if tendered Old Notes are registered in the name of any person other than the person signing the letter of transmittal.
      If satisfactory evidence of payment of or exemption from transfer taxes that are not required to be borne by HSBC is not submitted with the letter of transmittal, the amount of those transfer taxes will be billed directly to the tendering holder and/or withheld from any payments due with respect to the Old Notes tendered by that holder.
      7. Validity of Tenders. All questions concerning the validity, form, eligibility (including time of receipt), acceptance and withdrawal of tendered Old Notes will be determined by HSBC in its sole discretion, which determination will be final and binding. HSBC reserves the absolute right to reject any and all tenders of Old Notes not in proper form or any Old Notes the acceptance for exchange of which may, in the opinion of its counsel, be unlawful. HSBC also reserves the absolute right to waive any defect or irregularity in tenders of Old Notes, whether or not similar defects or irregularities are waived in the case of other tendered securities. The interpretation of the Terms and Conditions by HSBC shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within such time as HSBC shall determine. None of HSBC, the Exchange Agent or any other person will be under any duty to give notification of defects or irregularities with respect to tenders of Old Notes, nor shall any of them incur any liability for failure to give such notification.
      Tenders of Old Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Old Notes received by the Exchange Agent that are not validly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the holders of Old Notes, unless otherwise provided in this Letter of Transmittal, as soon as practicable following the Exchange Offer Expiration Date or the withdrawal or termination of the Exchange Offer.
      8. Waiver of Conditions. HSBC reserves the absolute right to amend or waive any of the conditions in the Exchange Offer concerning any Old Notes at any time.
      9. Withdrawal. Tenders may be withdrawn only pursuant to the procedures and subject to the terms set forth in the Prospectus under the caption “The Exchange Offer—Withdrawal of Tenders.”
      10. Requests for Assistance or Additional Copies. Questions and requests for assistance and requests for additional copies of the Prospectus or this Letter of Transmittal may be directed to the Exchange Agent at the address and telephone number indicated herein. Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.
      11. U.S. Withholding Tax. A US holder who tenders its Old Notes may be subject to backup withholding on payments received unless such holder (i) is a corporation or comes within certain other exempt categories and demonstrates this fact, or (ii) provides a correct taxpayer identification number on a validly completed and duly executed IRS Form W-9, certifies as to no loss of exemption from backup withholding and otherwise complies with all applicable requirements of the backup withholding rules. Any amounts withheld under these rules will be allowed as a credit against such US holder’s federal income tax liability and may entitle such US Holder to a refund, provided that all the required information is furnished to the IRS.

      In order to tender, an eligible holder of Old Notes should send or deliver a properly completed and signed Letter of Transmittal and any other required documents to the Exchange Agent at its address set forth below or tender pursuant to DTC’s Automated Tender Offer Program.
The Exchange Agent for the Exchange Offer is:
HSBC Bank USA,
National Association
By Mail, Hand or Overnight Delivery:
Corporate Trust & Loan Agency—Client Services
2 Hanson Place
14th Floor
Brooklyn, NY 11217-1409
Attn: Paulette Shaw
By Facsimile Transmission: (718) 488-4488
(For Eligible Institutions only)
Confirm facsimile by telephone only: (718) 488-4475
A holder of Old Notes may contact such holder’s custodian bank, depositary, broker, trust company or other nominee for assistance concerning the Exchange Offer.